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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                 June 15, 2000
               Date of Report (Date of earliest event reported)



                           CONDEV LAND FUND II, LTD.
            (Exact Name of registrant as specified in its charter)




          Florida                       33-19736-A              59-2862457
(State or other jurisdiction of  (Commission File Number) (I.R.S. Employer
incorporation or organization)                            Identification Number)




                               2479 Aloma Avenue
                             Winter Park, FL 32792
          (Address of principal executive office, including zip code)

                                (407) 679-1748
             (Registrant's telephone number, including area code)
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Item 5. Other Events

        On May 31, 2000, Condev Land Fund II, Ltd.(the "Partnership") reported to its limited partners that (1) a final accounting of the Partnership has been completed, (ii) the final expenses of the Partnership were being paid and (iii) the affairs of the Partnership have been wound up. A copy of the Partnership's correspondence to the limited partners dated May 31, 2000 is attached hereto as
Exhibit 99.1, and is incorporated by reference.

        The Partnership sold the last property held by the Partnership on May 17, 2000. Each partner's pro rata share of the net proceeds received from such sale, plus the remaining cash in the Partnership after deducting the estimated amounts necessary for accounting, legal and administrative costs to wind up the affairs of the Partnership were distributed on May 31, 2000.

        On June 14, 2000, the Partnership filed a Form 15 with the Securities and Exchange Commission terminating the registration of its securities and suspending its duty to file reports under the Securities Exchange Act of 1934, as Amended.

Item 7. Exhibits.

        99.1    Correspondence to limited partners dated May 31, 2000


                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

                                       CONDEV LAND FUND II, LTD.

                                       By: Condev Associates, General Partner


Date: June 15, 2000                    /s/ Robert N. Gardner
                                       --------------------------------
                                       Name: Robert N. Gardner, Partner


Date: June 15, 2000                    /s/ Joseph J. Gardner
                                       --------------------------------
                                       Name: Joseph J. Gardner, Partner